                                                                    EXHIBIT 12.1


                            AVALON PROPERTIES, INC.
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                                                            For nine months ended         For the year ended
                                                             September 30, 1997           December 31, 1996
                                                            ----------------------        ------------------
Net income (loss) before extraordinary items and gain
     on sale of communities                                     $47,301,000                   $46,157,000

Add:
     Portion of rents representative of the interest
       factor                                                       129,018                       150,083
     Interest on indebtedness                                    11,850,000                     9,545,000
     Amortization of deferred financing costs                       712,000                     1,842,000
     Preferred stock dividends                                   14,742,000                    10,422,000
                                                                -----------                   -----------
     Adjusted net income                                        $74,734,018                   $68,116,083
                                                                ===========                   ===========


Fixed Charges:
     Interest on indebtedness                                   $11,850,000                   $ 9,545,000
     Capitalized interest                                         7,092,000                    12,883,000
     Amortization of deferred financing costs                       712,000                     1,842,000
     Portion of rents representative of the interest
       factor                                                       129,018                       150,083
     Preferred stock dividends                                   14,742,000                    10,422,000
                                                                -----------                   -----------
                  Total fixed charges                           $34,525,018                   $34,842,083
                                                                ===========                   ===========

Ratio of earnings to combined fixed charges                            2.16                          1.95


                                                                                        Year ended December 31,
                                                         ---------------------------------------------------------------------------

                                                                                                   1993
                                                                                                   ----
                                                            1995          1994         11/18-12/31      1/1-11/17           1992
                                                            ----          ----         -----------      ---------           ----
Net income (loss) before extraordinary items and gain
     on sale of communities                              $32,095,000   $28,016,000      $2,783,000     $(5,774,000)     $(6,798,000)


Add:
     Portion of rents representative of the interest
       factor                                                117,248        67,593           8,048          62,812           40,418
     Interest on indebtedness                             11,056,000     5,687,000         632,000      24,557,000       23,092,000
     Amortization of deferred financing costs              1,869,000     1,090,593         120,340         704,289          896,291
     Preferred stock dividends                                   -             -               -               -                -
                                                         ---------------------------------------------------------------------------

     Adjusted net income                                 $45,137,248   $34,861,186      $3,543,388     $19,550,101      $17,230,709
                                                         ===========================================================================


Fixed Charges:
     Interest on indebtedness                            $11,056,000   $ 5,687,000      $  632,000     $24,557,000      $23,092,000
     Capitalized interest                                  6,004,502     2,831,000         317,000       1,585,000        2,600,000
     Amortization of deferred financing costs              1,869,000     1,090,593         120,340         704,289          896,291
     Portion of rents representative of the interest
       factor                                                117,248        67,593           8,048          62,812           40,418
     Preferred stock dividends                                   -             -               -               -                -
                                                         ---------------------------------------------------------------------------

                  Total fixed charges                    $19,046,750   $ 9,676,186      $1,077,388     $26,909,101      $26,628,709
                                                         ===========================================================================


Ratio of earnings to combined fixed charges                     2.37          3.60            3.29            0.73             0.65

                            AVALON PROPERTIES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                            For nine months ended         For the year ended
                                                             September 30, 1997           December 31, 1996
                                                            ----------------------        ------------------
Net income (loss) before extraordinary items and gain
     on sale of communities                                     $47,301,000                   $46,157,000

Add:
     Portion of rents representative of the interest
       factor                                                       129,018                       150,083
     Interest on indebtedness                                    11,850,000                     9,545,000
     Amortization of deferred financing costs                       712,000                     1,842,000
                                                                -----------                   -----------
     Adjusted net income                                        $59,992,018                   $57,694,083
                                                                ===========                   ===========


Fixed Charges:
     Interest on indebtedness                                   $11,850,000                   $ 9,545,000
     Capitalized interest                                         7,092,000                    12,883,000
     Amortization of deferred financing costs                       712,000                     1,842,000
     Portion of rents representative of the interest
       factor                                                       129,018                       150,083
                                                                -----------                   -----------
                  Total fixed charges                           $19,783,018                   $24,420,083
                                                                ===========                   ===========

Ratio of earnings to combined fixed charges                            3.03                         2.36


                                                                                        Year ended December 31,
                                                         ---------------------------------------------------------------------------

                                                                                                   1993
                                                                                                   ----
                                                            1995          1994         11/18-12/31      1/1-11/17           1992
                                                            ----          ----         -----------      ---------           ----
Net income (loss) before extraordinary items and gain
     on sale of communities                              $32,095,000   $28,016,000      $2,783,000     $(5,774,000)     $(6,798,000)


Add:
     Portion of rents representative of the interest
       factor                                                117,248        67,593           8,048          62,812           40,418
     Interest on indebtedness                             11,056,000     5,687,000         632,000      24,557,000       23,092,000
     Amortization of deferred financing costs              1,869,000     1,090,593         120,340         704,289          896,291
                                                         ---------------------------------------------------------------------------

     Adjusted net income                                 $45,137,248   $34,861,186      $3,543,388     $19,550,101      $17,230,709
                                                         ===========================================================================


Fixed Charges:
     Interest on indebtedness                            $11,056,000   $ 5,687,000      $  632,000     $24,557,000      $23,092,000
     Capitalized interest                                  6,004,502     2,831,000         317,000       1,585,000        2,600,000
     Amortization of deferred financing costs              1,869,000     1,090,593         120,340         704,289          896,291
     Portion of rents representative of the interest
       factor                                                117,248        67,593           8,048          62,812           40,418
                                                         ---------------------------------------------------------------------------

                  Total fixed charges                    $19,046,750   $ 9,676,186      $1,077,388     $26,909,101      $26,628,709
                                                         ===========================================================================


Ratio of earnings to combined fixed charges                     2.37          3.60            3.29            0.73             0.65